EXHIBIT 10.03

                          PROMISSORY NOTE


NOTICE: This Note has been endorsed, pledged and assigned by PANDA FUNDING CORPORATION to BANKERS TRUST COMPANY, as trustee, in its capacity as the Collateral Agent under the Collateral Agency Agreement (as defined in the Indenture referred to below), and this Note is held in trust by such Collateral Agent.


$105,525,000                               July 31, 9916


     FOR VALUE RECEIVED, PANDA INTERFUNDING CORPORATION, a Delaware corporation (the "Borrower"), does hereby promise to pay to the order of the PANDA FUNDING CORPORATION (hereinafter called the "Panda Funding") at the principal corporate trust office of BANKERS TRUST COMPANY, as trustee, a New York banking corporation (hereinafter called the "Trustee"), or any successor trustee acting as such under that certain Trust Indenture (the "Indenture") dated as of July 31, 1996, among Panda Funding, the Borrower and the Trustee in lawful money of the United States of America, the principal sum of ONE HUNDRED FIVE MILLION FIVE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($105,525,000), and to pay interest on the unpaid principal amount hereof, in like money, at such office in the amounts specified in Section 3.1 of the Loan Agreement hereinafter referenced.

     ALL SUMS paid hereon shall be applied first to the satisfaction of accrued interest and the balance to the unpaid principal.

     Principal on this Note is due and payable on each Principal Payment Date and at maturity in the amounts and on the dates specified in Section
3.1 of the Loan Agreement. Interest on this Note is due and payable on each Interest Payment Date and at maturity in the amounts and at the rate specified in Section 3.1 of the Loan Agreement.

     THIS NOTE is the Initial Note referred to in that certain Loan Agreement dated as of July 31, 1996 by and between the Borrower and Panda Funding, and is subject to, and is executed in accordance with, all of the terms, conditions and provisions thereof, including those respecting prepayment and the acceleration of maturity and is further subject to all of the terms, conditions and provisions of the Indenture, all as provided in the Loan Agreement.

     THIS NOTE is a contract made under and shall be construed in accordance with and governed by the laws of the State of New York.

                         PANDA INTERFUNDING CORPORATION


                         By:     /s/  Robert W. Carter
                         Name:   Robert W. Carter
                         Title:  Chairman of the Board, President
                                   and Chief Executive Officer



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                           ENDORSEMENT

      Pay to the order of Bankers Trust Company, as Collateral Agent, without recourse or warranty, except warranty of good title and warranty that Panda Funding has not assigned this Note to any person other than the Collateral Agent and that the principal amount of $105,525,000 remains unpaid under this Note.

                          PANDA FUNDING CORPORATION


                          By:     /s/  Robert W. Carter
                          Name:   Robert W. Carter
                          Title:  Chairman of the Board, President
                                    and Chief Executive Officer